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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-4 of Western Bancorp of our report dated January 24, 1997 (March 17, 1997 as to Notes 7 and 13), appearing in the Annual Report on Form 10-K, as amended, and Form 10-K/A of California Commercial Bankshares and subsidiary for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

                                                 DELOITTE & TOUCHE LLP


Los Angeles, California
September 9, 1997